Exhibit 23.1

KPMG LLP
Suite 2000
303 Peachtree Street, N.E.
Atlanta, GA 30308-3210

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 30, 20231, with respect to the financial statements of Femasys Inc., incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

Atlanta, Georgia
June 23, 2023

[1]	The Form 10-K filed on March 30, 2023 erroneously dated our report March 30, 2022.

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.